Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

WVB Blackstone All Privates Fund

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of beneficial interest, $0.001 par value per share	(1)	457(o)		$	$499,000,000.00	0.0001381	$68,911.90
Fees Previously Paid	Equity	Shares of beneficial interest, $0.001 par value per share	(2)	457(o)		$	$1,000,000.00		$138.10

Total Offering Amounts:							$500,000,000.00		69,050.00
Total Fees Previously Paid:									138.10
Total Fee Offsets:									0.00
Net Fee Due:									$68,911.90

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Offering Note(s)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.
(2)	The Registrant previously paid $138.10 in connection with the Registrant’s registration statement on Form N-2 (File No. 333-291877) as filed with the Securities and Exchange Commission on December 1, 2025. The Registrant paid the remaining $68,911.90 in connection with the filing hereof.